Exhibit 99.1

412 Mt. Kemble Ave, Ste 110C Morristown, NJ 07960, USA	+1 973-461-5200 +1-973-605-2942 www.majesco.com

PRESS RELEASE

Majesco Announces Fiscal 2017 Third Quarter Financial Results

Year-to-Date Revenues up 15.6%

Profitability Improves with Adjusted EBITDA Margin at 5.8%

Morristown, NJ – January 23, 2017 - Majesco, a global provider of core insurance software and consulting services for insurance business transformation, today announced its financial results for the fiscal 2017 third quarter ended December 31, 2016.

“Our revenue grew 1.3% during the fiscal 2017 third quarter which increases our year to date revenue growth to 15.6%. Additionally we continued to improve our adjusted EBITDA for the fourth consecutive quarter. Adjusted EBITDA increased by 455 basis points from 1.27% of revenue for the three months ended March 31, 2016 to 5.82% of revenue for the three months ended December 31, 2016. We improved profitability by strengthening our portfolio with higher margin cloud business and improving operational efficiency. The proportion of the cloud business increased by 28% from $14.3 million to $18.3 million on a year to date basis,” commented Ketan Mehta, CEO and Co-Founder.

“We believe our growth opportunity for cloud based solutions is significant and is across all tiers and types of insurance carriers. Majesco’s compelling cloud offering and track record of successfully delivering speed to value and business model transformation positions the company to lead this trend. We continue to invest in our cloud based solution and I am pleased that we expanded our customer relationships with two customers for software in the cloud this quarter,” concluded Mr. Mehta.

Financial Highlights

For the third quarter ended December 31, 2016

•	Revenue for the third quarter ended December 31, 2016 increased to $30.0 million as compared to $29.6 million in the corresponding quarter of last year. The moderate 1.3% increase during the quarter was due to a slowdown in the L&A business and the impact to the exchange rate on GBP for the UK business.

•	Gross profit was $14.7 million (49.0% of revenue) for the third quarter ended December 31, 2016, compared to $12.6 million (42.4% of revenue) for the quarter ended December 31, 2015. The increase in gross profit was due to new projects being delivered at higher margins and improved operating efficiencies.

•	Research and development (R&D) expenses were $4.0 million (13.2% of revenue) during the third quarter ended December 31, 2016 as compared to $4.2 million (14.3% of revenue) during the quarter ended December 31, 2015.

•	SG&A expenses were $10.6 million (35.2% of revenue) during the third quarter ended December 31, 2016 as compared to $10.6 million (35.8% of revenue) for the quarter ended December 31, 2015.

•	Adjusted EBITDA for the third quarter ended December 31, 2016 was $1.8 million (5.8% of revenue) as compared to a negative $1.1 million (3.7% of revenue) for the quarter ended December 31, 2015.

•	Net income for the third quarter ended December 31, 2016 was $0.2 million, or $0.01 per share as compared to a net loss of $1.1 million, or $(0.03) per share, for the quarter ended December 31, 2015.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

For the nine months ended December 31, 2016

•	Revenue for the nine months ended December 31, 2016 increased 15.6% to $93.6 million as compared to $81.0 million in the corresponding period of last year. The growth was driven by additional revenues from new customers and the addition of the Cover-All business added during this period and expanding relationships with P&C customers.

•	Gross profit was $44.9 million (48.0% of revenue) for the nine months ended December 31, 2016, compared to $36.0 million (44.5% of revenue) for the nine months ended December 31, 2015. The increase in gross margin was primarily due to the combination of a higher revenue base, higher proportion of cloud business and improved operating efficiencies.

•	Research and development (R&D) expenses were $13.0 million (13.9% of revenue) during the nine months ended December 31, 2016 as compared to $11.6 million (14.4% of revenue) during the nine months ended December 31, 2015. The increased expense was in line with the company’s R&D roadmap for both P&C and L&A business.

•	SG&A expenses were $31.9 million (34.0% of revenue) during the nine months ended December 31, 2016 as compared to $27.7 million (34.2% of revenue) for the nine months ended December 31, 2015. The increased SG&A expense as a percentage of revenue for the nine months ended December 31, 2016 was mainly due to investments in our sales & marketing efforts and the addition of the Cover-All business.

•	Adjusted EBITDA for the nine months ended December 31, 2016 was $4.5 million (4.8% of revenue) as compared to $0.2 million (0.2% of revenue) for the nine months ended December 31, 2015.

•	Net loss for the nine months ended December 31, 2016 was $0.1 million, or ($0.00) per share, as compared to net loss of $2.0 million, or $(0.06) per share, for the nine months ended December 31, 2015.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

Balance Sheet

•	Majesco had cash and cash equivalents of $19.5 million at December 31, 2016, compared to $9.7 million at December 31, 2015, and $13.3 million as at September 30, 2016.

•	Total debt at December 31, 2016 was $17.2 million, compared to $12.0 million at December 31, 2015, and $17.0 million as at September 30, 2016.

•	DSO’s were 69 days at December 31, 2016 as compared to 73 days in the previous quarter ended September 30, 2016.

Other Highlights

•	The Company expanded the relationship with two customers for cloud based solutions. This includes:

o	New York Life, a tier 1 insurer, implemented Majesco Rating, a component of Majesco Policy for L&A and Group, in the Cloud for their Group Membership Association Division (GMAD), in addition to the implementation of Majesco DigitalConnect platform which went into production during the quarter.

o	The Norfolk and Dedham Group® selected Majesco Policy for commercial package in Majesco CloudInsurer.

•	The 12-month backlog at December 31, 2016 was $62.1 million as compared to $65.1 million at September 30, 2016.

Conference Call and Webcast Information

Management of Majesco will conduct a live teleconference to discuss Majesco’s fiscal 2017 third quarter financial results at 4:30 p.m. ET on Monday, January 23, 2017. Anyone interested in participating should call 888-661-5127 if calling from the U.S., or 913-312-1496 if dialing internationally. A replay will be available until February 6, 2017, which can be accessed by dialing 844-512-2921 within the U.S. and 412-317-6671 if dialing internationally. Please use passcode 6153249 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by visiting http://public.viavid.com/index.php?id=122557.

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before one-time non-recurring costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger, and stock-based compensation.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

About Majesco

Majesco enables insurance business transformation for approximately 150 global customers by providing technology solutions which include software products, consulting and IT services. Our customers are carriers from the Property and Casualty, Life, Annuity and Group insurance segments worldwide. Majesco delivers proven software solutions and IT services in the core insurance areas such as policy administration, billing, claims, distribution and analytics.

For more information, please visit us on the web at www.majesco.com, or call 1-973-461-5200.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission (SEC) and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 filed with the SEC on May 23, 2016 as amended.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
SVP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)
(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three Months ended December 31, 2016	Three Months ended December 31, 2015	Nine Months ended December 31, 2016	Nine Months ended December 31, 2015
Revenue	$30,012	$29,625	$93,612	$80,996
Cost of revenue	15,310	17,067	48,701	44,951
Gross profit	$14,702	$12,558	$44,911	$36,045

Operating expenses
Research and development expenses	$3,952	$4,244	$13,011	$11,633
Selling, general and administrative expenses	10,558	10,602	31,870	27,684
Restructuring costs	-	-	-	465
Total operating expenses	$14,510	$14,846	$44,880	$39,782
Income/(Loss) from operations	$192	$(2,288)	$28	$(3,737)
Interest income	9	3	27	13
Interest expense	(143)	(113)	(485)	(241)
Other income (expenses),net	208	(22)	222	353
Income /(Loss) before provision for income taxes	$266	$(2,420)	$(207)	$(3,612)
(Benefit)/Provision for income taxes	57	(1,290)	(84)	(1,588)
Net Income/(Loss)	$209	$(1,130)	$(123)	$(2,024)

Earnings (Loss) per share:
Basic	$0.01	$(0.03)	$(0.00)	$(0.06)
Diluted	$0.01	$(0.03)	$(0.00)	$(0.06)

Weighted average number of common shares outstanding

Basic	36,487,496	36,451,357	36,471,151	34,592,291

Diluted	38,231,104	36,451,357	36,471,151	34,592,291

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	December 31, 2016	March 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,997	$5,520
Short term investments	1,547	634
Restricted cash	263	257
Accounts receivables, net	15,454	22,503
Unbilled accounts receivable	7,187	7,379
Deferred income tax assets	2,344	1,847
Prepaid expenses and other current assets	5,258	6,195
Total current assets	50,050	44,335
Property and equipment, net	3,963	3,462
Intangible assets, net	8,985	10,483
Deferred income tax assets	3,621	3,586
Other assets	375	480
Goodwill	32,278	32,275
Total Assets	$99,271	$94,621

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Capital lease obligation	$146	$159
Loan from bank	7,200	6,951
Accounts payable	2,625	3,659
Accrued expenses and other liabilities	18,058	16,701
Deferred revenue	10,932	11,200
Total current liabilities	38,961	38,670
Capital lease obligation, net of current portion	32	120
Term loan - bank	10,000	6,800
Other	4,456	3,474
Total Liabilities	$53,449	$49,064

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of December 31, 2016 and 50,000,000 as of March 31, 2016, NIL shares issued and outstanding as of December 31, 2016 and March 31, 2016	-	-
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of December 31, 2016 and 450,000,000 as of March 31, 2016, 36,498,028 shares issued and outstanding as of December 31, 2016 and 36,451,357 as of March 31, 2016	$73	$73
Additional paid-in capital	70,631	69,505
Accumulated deficit	(24,483)	(24,360)
Accumulated other comprehensive income	(399)	339
Total equity of common stockholder	45,822	45,557
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$99,271	$94,621

(Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(U.S. dollars; in thousands):	2016	2015	2016	2015
Net Income (Loss)	$209	$(1,130)	$(123)	$(2,024)

Add:
Provision (benefit) for income taxes	57	(1,290)	(84)	(1,588)
Depreciation and amortization	1,229	992	3,466	2,945

Interest expense	142	113	485	241

Less:

Interest income	(9)	- (3)	(27)	(13)
Other income (expenses), net	(208)	22	(222)	(353)
EBITDA	$1,421	$(1,296)	$3,495	$(792)

Add:

Stock based compensation	326	215	960	504
One-Time Costs (1)	-	-	-	465
Adjusted EBITDA	$1,747	$(1,081)	$4,455	$177

Revenue	30,012	29,625	93,612	80,996
Adjusted EBITDA as a % of Revenue	5.82%	(3.65)%	4.76%	0.22%

Majesco and Subsidiaries

Reconciliation of Selected U.S. GAAP Measures to Non-U.S. GAAP Measures

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(U.S. dollars; in thousands):	2016	2015	2016	2015
Net Income (Loss)	$209	$(1,130)	$(123)	$(2,024)

Reorganization Costs (1)	-	-	-	465
Total One-Time Costs	$-	-	$-	465
Adjusted Net Income	$209	(1,130))	$(123)	(1,559)

Adjusted Earnings (Loss) per Common Share:
Basic	$0.01	$(0.03)	$(0.00)	$(0.05)

Diluted	$0.01	$(0.03)	$(0.00)	$(0.05)

(1)Costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger.